UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

Industrial Logistics Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Industrial Logistics Properties Trust.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, our Board of Trustees (“Board”) adopted resolutions increasing the size of our Board to seven Trustees. On the same date, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected June S. Youngs as an Independent Trustee of our Board with a term to expire at the Company’s 2023 annual meeting to fill the vacancy created by the increase in size of our Board to seven Trustees.

Ms. Youngs retired in April 2019 as Vice President of Corporate Logistics for CVS Health, where she was responsible for all aspects of corporate logistics, including planning, budgeting and analysis, distribution services, logistics quality and compliance oversight, industrial engineering, continuous improvement and supply chain transformation. Prior to joining CVS in 2014, Ms. Youngs was the Director of North American Supply Chain for Ocean Spray Cranberries Inc. Ms. Youngs is on the board of visitors of Northeastern University’s D’Amore-McKim School of Business and served on the Supply Chain Advisory Boards for both Northeastern University and the University of Rhode Island. Ms. Youngs is a past chair and member of the board of the New England Chapter of the National Industrial Transportation League and the Council of Supply Chain Management Professionals.

Our Board concluded that Ms. Youngs is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For her service as an Independent Trustee, Ms. Youngs will be entitled to the compensation we generally provide to our Independent Trustees. There is no arrangement or understanding between Ms. Youngs and any other person pursuant to which Ms. Youngs was selected as a Trustee. There are no transactions, relationships or agreements between Ms. Youngs and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with her election as an Independent Trustee, we entered into an indemnification agreement with Ms. Youngs, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement entered into by our Trustees with us as Exhibit 10.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which form is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date: March 28, 2022